Exhibit 10.125

SECURITY AGREEMENT

This agreement made this the 14 day of September, 2022 between MHP Home Holdings LLC (a North Carolina limited liability company), in this agreement referred to as Debtor, and North Side MHC, LLC (a South Carolina limited liability company) in this agreement referred to as Secured Party.

In consideration of the mutual covenants and promises set forth in this agreement, debtor and secured party agree:

SECTION ONE

GRANT OF SECURITY INTEREST

Debtor hereby grants to secured party a security interest in the collateral described in SECTION TWO to secure the payment and performance of the obligations set forth in this agreement.

SECTION TWO

COLLATERAL

The property serving as collateral and subject to the security interest granted in SECTION ONE is as follows:

2.1. Collateral. The following described property, including all parts, replacements, accessions and all other property rights that may derive from or accrue to these assets, whether by natural increase or otherwise:

All “Park-Owned” manufactured housing units as set out and described on Exhibit “A” attached hereto, which said units are located at three mobile home parks in Davidson, Randolph and Iredell Counties, North Carolina

Secured Party shall hold titles to said collateral as a lienholder pursuant to the motor vehicle laws of the State of North Carolina.

2.2. Proceeds. All proceeds of the above-described collateral.

SECTION THREE

ADDITIONAL COLLATERAL

Secured party has the right to require additional collateral as follows:

Any other items subsequently agreed to by the parties in writing.

SECTION FOUR

OBLIGATIONS OF DEBTOR

The obligations of debtor that are subject to this security agreement are as follows:

4.1. Principal Obligation. This security agreement secures payment of the sum of Five Hundred Thousand Dollars ($500,000.00), and is evidenced by a promissory note (in the total amount of $1,200,000.00) executed by Northview MHP LLC and dated the same date as this security agreement.

4.2. Other Obligations: This security agreement also secures all other obligations of debtor to secured party for which debtor is now or may become liable in any manner to secured party, whether under this agreement or otherwise, and whether primary or secondary, direct or indirect, contingent or absolute, and howsoever arising. This shall include, but is not limited to:

A. All future loans and advances;

B. Any expenses incurred in the protection or maintenance of the collateral; and

C. Any expenses incurred in the enforcement of this security instrument.

SECTION FIVE

REPAYMENT SCHEDULE

Debtor agrees to repay secured party in the following manner:

Pursuant to a schedule set out in the promissory note.

SECTION SIX

WARRANTIES AND COMMITMENTS

6.1. Title. Debtor is the owner of the collateral, which is free and clear of any and all liens, claims, encumbrances and the like, and has full authority to use the same as collateral. Debtor agrees to defend the collateral against all other persons who, at any time, may claim an interest in it.

6.2. Security Interest Outstanding. Debtor warrants that there are no other outstanding security interests in the collateral.

6.3. Reuse of Collateral (Negative Pledge). Debtor agrees that during the course of this agreement, and as long as any obligation that is subject to this agreement remains outstanding, debtor will not grant a security interest in the collateral to any person without the prior written consent of secured party.

6.4. Liens and Encumbrances. Debtor agrees that during the course of this agreement, Debtor will keep the collateral free from any and all additional liens, encumbrances and the like.

6.5. Sale of Collateral. Debtor will not sell, offer for sale, transfer or dispose of the collateral or any interest in the collateral without the prior written consent of secured party, except in the regular course of business.

6.6. Unlawful Uses of Collateral. Debtor will not use or permit any person to use the collateral in a manner prohibited by law, or in violation of any policy of insurance, or in any manner inconsistent with the interest of secured party.

6.7. Care of Collateral. Debtor agrees to maintain the collateral in good order and repair at all times and will not waste or destroy the collateral or any part of it.

6.8. Taxes. Debtor agrees to pay all taxes and assessments as required and when due, and should debtor fail to do so, secured party, although not required to do so, may, at secured party’s option, pay or discharge the same. Any such payment shall become an obligation of debtor and be secured by the collateral subject to this agreement.

6.9. Insurance. Debtor shall procure insurance insuring the collateral against the loss through theft, fire or casualty.

In the event debtor shall fail to procure such insurance or fail to pay any premium when due, secured party, although not obliged to do so, may, at secured party’s option, obtain such insurance or pay such premium. Any such payment made by secured party shall become an obligation of debtor and be secured under this agreement.

6.10. Location of Collateral. Debtor warrants that the collateral subject to this agreement is at present located at the three mobile home parks referenced above and that no changes are contemplated in the foreseeable future. Debtor shall not move or relocate the collateral during the term of the loan without the prior written approval of the Secured Party.

SECTION SEVEN

FINANCING STATEMENTS

Debtor agrees that secured party may file one or more financing statements in a form satisfactory to secured party, who is authorized to file a financing statement in any location deemed necessary or advisable to perfect secured party’s security interest in the collateral or proceeds.

Debtor agrees to cooperate fully with secured party in executing additional financing statements, amendments to financing statements and the like as may be deemed necessary or advisable by secured party in order to maintain and continue the security interest created by this security agreement.

Debtor agrees that a carbon, photographic or other reproduction of a security agreement or a financing statement is sufficient as a financing statement under this agreement.

SECTION EIGHT

AUTHORIZED USE OF COLLATERAL

Debtor’s use of the collateral subject to this security instrument is restricted and limited to the following uses, which are here authorized:

Regular business use in ordinary course of business.

Any other use requires the prior written consent of secured party, and without such consent, any other use shall constitute a default under this agreement.

SECTION NINE

MANNER OF HANDLING PROCEEDS

Proceeds subject to this agreement shall be handled as follows:

In the regular, customary course of business.

SECTION TEN

RIGHT OF INSPECTION

Secured party has a right to inspect the collateral and the manner of handling the proceeds at any reasonable place and time and in any reasonable manner. The cost of such inspection shall be borne by secured party, but it may be recovered from debtor and becomes an obligation of debtor under this agreement when such inspection reveals anything other than minor nonconformity.

SECTION ELEVEN

DEFAULT

It is agreed that the following events shall constitute a default under this agreement:

11.1. Nonpayment. Any failure of debtor to pay when due any obligation secured by this agreement shall constitute a default. This includes, but is not limited to, any failure to pay principal or interest when due, failure to pay taxes, failure to pay insurance and failure to pay any note or other document evidencing obligations contained in this agreement.

11.2. Nonperformance. Any failure of debtor to perform or observe fully and in a satisfactory manner the terms of this agreement shall constitute a default.

11.3. Warranties and Representations That Prove False. Any warranty or representation made to secured party in order to induce the extension of credit to debtor, whether made by debtor or by others on behalf of debtor, including agents, employees, sureties, guarantors, co-signers and the like, and whether such representations are contained in this agreement or in related materials, such as financial statements, loan applications, supporting documentation and guaranties, or in any financial instrument, such as a promissory note, executed in connection with this agreement, if incorrect in any material respect shall operate as a default under this agreement.

11.4. Levy and Attachments. Seizure, attachment or levy on any property of debtor, whether or not such property is covered by this agreement, shall operate as a default under this agreement.

11.5. Insolvency and the Like. It shall operate under this agreement if for any reason:

A. Debtor becomes insolvent.

B. Debtor becomes subject to any proceeding under the bankruptcy or insolvency laws, including an assignment for the benefit of creditors; or

C. Debtor has debtor’s property placed under the custody of a receiver or trustee.

11.6. Alteration of Debtor’s Operating Conditions. Death, dissolution or any other termination of the existence of debtor or any forfeiture of debtor’s right to do business, as well as any merger, consolidation or the like with another, shall operate as a default under this agreement.

11.7. Loss or Destruction of Collateral. The theft, loss, destruction or substantial damage to or alteration of the collateral, whether in whole or in part, shall operate as a default under this agreement.

11.8. Unauthorized Use of Collateral or Proceeds. The sale, transfer or use of the collateral or its proceeds except as authorized in this agreement shall operate as a default under this agreement.

SECTION TWELVE

ACCELERATION ON DEFAULT

In the event of any default under this agreement, the entire indebtedness secured by this agreement shall become immediately due and payable.

SECTION THIRTEEN

ACCELERATION ON INSECURITY

In the event secured party shall deem itself insecure, secured party may, at secured party’s option, declare the entire indebtedness secured by this agreement immediately due and payable. Insecurity is defined to mean a good-faith belief that the prospect of payment or performance as called for by this agreement has become impaired.

SECTION FOURTEEN

SECURED PARTY’S REMEDIES

On default or acceleration, secured party shall have the following rights and remedies, which are cumulative in nature and are immediately available to secure party:

A. All rights and remedies provided by law, including, but not limited to, those provided by the Uniform Commercial Code as enacted in North Carolina,.

B. All rights and remedies provided in this agreement.

C. All rights and remedies provided in any promissory note or other instrument secured by this agreement; and

D. All rights and remedies provided in any other applicable security agreement.

Among the rights and remedies of secured party are specifically included:

14.1. Right of Direct Collection. Secured party may, at secured party’s option, notify any account debtor or debtor or any obligor on any obligation payable to debtor and serving as collateral for this agreement to make payment to secured party, as provided in North Carolina’s enactment of the Uniform Commercial Code.

14.2. Right to Control Proceeds. Secured party may, at secured party’s option, take control of any all proceeds to which secured party is entitled under North Carolina’s enactment of the Uniform Commercial Code, and debtor agrees to cooperate fully in executing any commercially reasonable direction made in the exercise of this right.

14.3. Right to Take Possession of the Collateral. This shall include, but is not limited to:

A. Right to Take Possession. Secured party shall have the right to take possession of the collateral.

B. Debtor’s Cooperation. Debtor will cooperate fully with secured party in the exercise of secured party’s right to take possession of the collateral. This shall include, but is not limited to, an obligation to assemble and deliver the collateral or some portion of the collateral or some part or component of the collateral, on request of secured party, to a place designated by secured party where it shall be made available to secured party. Failure to cooperate shall constitute a breach of this agreement, and debtor shall be liable for any and all expenses incident to such failure of cooperation.

14.4. Right to Dispose of the Collateral. This shall include, but is not limited to:

A. Right of Disposition. Secured party has a right to dispose of the collateral by public or private proceeding and by way of one or more contracts. Such sale or other disposition of the collateral may be made as a unit or in parcels and at any time and place and on any terms, provided only that disposition effected is commercially reasonable. Any actions so taken shall be considered commercially reasonable if made in the good-faith exercise of secured party’s best business judgment in the matter.

B. Place of Disposition. Secured party has the right to dispose of the collateral from the premises of debtor, and to this end debtor agrees to cooperate fully in facilitating such a disposition, which may include, on request, the obligation to assemble the collateral at some designated location of debtor where the collateral shall be made available to prospective buyers.

Secured party remains free to dispose of the collateral from any other location, provided such location is commercially reasonable. Any location normally employed by secured party in the disposition of like goods shall be considered a commercially reasonable location.

C. Notice of Disposition. Secured party shall give debtor notice of the time and place of any public sale of the collateral or, in case of a private sale or disposition, of the time after which such private sale or disposition is intended. It shall be considered commercially reasonable if such notice is sent to debtor by first class mail prior to the public sale or the time after which the private sale or other disposition is intended.

There is no need for notice prior to disposition where the collateral is perishable, or threatens to decline in value quickly, or where the collateral is of a type customarily sold in a recognized market. In such event, the decision to so dispose of the collateral shall be considered commercially reasonable provided only that it is made in the good-faith exercise of secured party’s best business judgment in the matter.

D. Proceeds of the Disposition. The proceeds of any disposition shall be applied as provided in North Carolina’s enactment of the Uniform Commercial Code, and shall include any and all expenses provided in this agreement. They shall also include attorney fees and legal fees to the extent such items are not prohibited by law.

SECTION FIFTEEN

WAIVER OF RIGHTS

15.1. All rights and remedies of secured party as provided in this agreement or as found in any promissory note or other instrument executed in connection with this agreement, or arising by operation of law, shall continue in full force and effect during the full course of this agreement unless specifically waived by secured party in a signed writing to that effect.

15.2. Forbearance, failure or delay on the part of the secured party in the exercise of any such right or remedy shall not constitute a waiver of that right or remedy.

The exercise or partial exercise of any right or remedy shall not preclude the further exercise of such right or remedy.

SECTION SIXTEEN

GOVERNING LAW

This agreement shall be governed by, and interpreted in accordance with, the law of North Carolina, including North Carolina’s adoption of the Uniform Commercial Code.

SECTION SEVENTEEN

SEVERABILITY

In the event that any provision of this agreement shall be found to be unenforceable in any legal proceeding, the remaining provisions shall remain in full force and effect.

Agreed to as of September 14, 2022.

MHP Home Holdings LLC, Debtor

By:	/s/ Jay Wardlaw III
	Title:	President

North Side MHC, LLC, Secured Party

By:	/s/
Title: